         AGREEMENT, dated October 1, 1996 by and between U.S. Golf and Entertainment Inc., a Delaware corporation, having its principal office at 4 Henry Street, Commack, New York 11725 (the "Company") and Chuck Workman, [through an entity called [_____________________], residing at __________________________________ ("Workman").

                                               W I T N E S S E T H:

         WHEREAS, the Company is engaged in the business of acquiring and opening golf practice and instructional centers; and

         WHEREAS, Workman, pursuant to an agreement with ____________________ (the "Agency") has the right (the "Rights") to operate and manage a golf practice facility and golf pro shop (the "Facility") located at Bethpage State Park, New York, through __________________, 199__ (the "Initial Term"); and

         WHEREAS, Workman intends to seek an extension of his Rights to operate and manage the Facility through a period of at least ________ years following the Initial Term (the "New Term"); and

         WHEREAS, Workman desires to grant an option to the Company to acquire the Rights through the Initial Term and/or the New Term upon the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Grant of Option. Workman hereby grants to the Company for full and valuable consideration, the receipt of which is acknowledged, an option (the "Option") to acquire the Rights to operate/manage the Facility during the Initial Term or during the New Term (including rights to receive any and all revenues in connection therewith) for consideration of the "Fair Market Value" of the Rights.

         2. Term of Option. The term of the option shall commence as of the date hereof, and shall expire on December 31, 1999 (the "Term").

         3. The Rights. The parties recognize that the Rights may be subject to restrictions and/or limitations on their transfer and/or assignment by the Agency and that it may be necessary to accomplish the Company's acquisition of the Rights via a purchase of Chuck Workman's ownership interests in _________________ or that it may be necessary to obtain the consent or approval of the Agency.

         4. Fair Market Value. The determination of the Fair Market Value for the Rights shall be made by an independent appraiser selected by Workman and the Company, whose written appraisal shall take into account the following matters: revenues and earnings, fixture investments by Workman, length of contract and payments/fees to Agency.

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         5. Representation of Workman. Workman represents and warrants, as of the date hereof and throughout the Term, that he is not a party to any agreement that in any way limits or restricts his ability to sell or assign the Rights to the Company.

         6. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

                                        U.S. GOLF AND ENTERTAINMENT

                                        INC.

                                        By:
                                           ----------------------------------
                                             Stuart Goldstein, President

                                        [Entity]

                                        By:
                                           ----------------------------------
                                             Chuck Workman








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